Exhibit 14

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and the Chief Accounting Officer of Protective Life Insurance Company, a Tennessee corporation, (“Company”) by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint John D. Johns, Steve M. Callaway or Steven G. Walker, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign the Registration Statement on Form N-4 filed by the Company  for the Protective Variable Annuity (File No. 33-70984), an individual and group flexible premium deferred variable and fixed annuity product, with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1933 and the Investment Company Act of 1940 and, further, to execute and sign any and all post-effective amendments to such Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and seal this 16th day of February, 2006.

/s/ JOHN D. JOHNS	/s/ ALLEN W. RITCHIE
John D. Johns	Allen W. Ritchie

/s/ R. STEPHEN BRIGGS	/s/ STEVEN G. WALKER
R. Stephen Briggs	Steven G. Walker

WITNESS TO ALL SIGNATURES:

/s/ STEVE M. CALLAWAY
Steve M. Callaway